Exhibit 16.1

                         BDO Seidman, LLP
                   Accountants and Consultants
                 201 S. Orange Avenue, Suite 950
                   Orlando, Florida 32801-3421
                    Telephone: (407) 841-6930
                       Fax: (407) 841-6347



                                           April 30, 1997

Securities and Exchange Commission
450 5th Street N.W.
Washington, DC 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on April 29, 1997, to be filed by our former client, Celebrity Entertainment, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

                                           /s/ BDO Seidman, LLP
                                           BDO Seidman, LLP